Exhibit 99.2

The following is a copy of the audit report previously issued by Arthur Andersen LLP in connection with Delta’s Annual Report for the year ended December 31, 2001. This audit report has not been reissued by Arthur Andersen LLP.

To Delta Air Lines, Inc.:

     We have audited the accompanying consolidated balance sheets of Delta Air Lines, Inc. (a Delaware corporation) and subsidiaries as of December 31, 2001 and 2000, and the related consolidated statements of operations, cash flows and shareowners’ equity for each of the three years in the period ended December 31, 2001. These financial statements are the responsibility of the company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with auditing standards generally accepted in the United States. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Delta Air Lines, Inc. and subsidiaries as of December 31, 2001 and 2000, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 2001, in conformity with accounting principles generally accepted in the United States.

     As discussed in Note 4 to the consolidated financial statements, effective July 1, 2000, Delta Air Lines, Inc. changed its method of accounting for derivative instruments and hedging activities.

/s/ Arthur Andersen LLP

Atlanta, Georgia
January 23, 2002

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